EX99.28(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-191476) on Form N-1A of AXS Alternative Growth Fund, AXS Chesapeake Strategy Fund, AXS Managed Futures Strategy Fund, AXS Multi-Strategy Alternatives Fund, AXS Sustainable Income Fund, AXS Thomson Reuters Private Equity Return Tracker Fund and AXS Thomson Reuters Venture Capital Return Tracker Fund, each a separate series of the Investment Managers Series Trust II (collectively, the Funds), of our report dated November 29, 2021, relating to our audit of the financial statements and financial highlights, which appear in the September 30, 2021 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to our firm under the captions "Financial Highlights," “Independent Registered Public Accounting Firms,” “Service Providers” and “Portfolio Holdings Information” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado
January 28, 2022